Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zion Oil & Gas, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2017, with respect to the audited financial statements of Zion Oil & Gas, Inc., which appear in its Annual Report on Form 10-K, for the years ended December 31, 2016 and 2015. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
June 8, 2017